Exhibit (1)(r)

TOUCHSTONE STRATEGIC TRUST

AMENDMENT TO RESTATED AGREEMENT AND

DECLARATION OF TRUST

The undersigned, being a majority of the Trustees of Touchstone Strategic Trust (the “Trust”), acting pursuant to Sections 4.1 and 7.3 of the Trust’s Restated Agreement and Declaration of Trust, dated May 19, 1993, as amended, hereby take the following actions, effective as of May 1, 2017:

Establishment of New Series and Class

RESOLVED, that pursuant to Article IV of the Restated Agreement and Declaration of Trust (“Agreement”) of the Touchstone Strategic Trust (“TST”), there is hereby established and designated four additional series of TST (each a “New TST Fund” and collectively the “New TST Funds”) to be considered for all purposes under the Agreement as “Series,” each such Series authorized to issue an unlimited number of shares of beneficial interest, without par value (the “Shares”) and to have all the rights and privileges of a “Series” as specified in said Agreement, and each such Series to be further divided into sub-series, referred to herein as a “Class”, each with an unlimited number of Shares, as follows:

Series	Classes
Touchstone Balanced Fund	A, C, and Y

Touchstone International Equity Fund	A, C, Y and Institutional

Touchstone Large Cap Focused Fund	A, C, Y and Institutional

Touchstone Small Company Fund	A, C, Y, R-6 and Institutional

FURTHER RESOLVED, that the relative rights and preferences as between the different Series of Shares as to right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversions rights, and conditions under which the several Series shall have separate voting rights or no voting rights, are as described in the prospectus and statement of additional information contained in the Trust’s currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (the “Prospectus”);

FURTHER RESOLVED, that all Shares of each Series are of equal rank and have the same powers, preferences and rights, except for such differences among such Classes as the Trustees have from time to time determined in accordance with the Agreement, and as are set forth from time to time in the Prospectus pertaining to the offering of such Class or Classes;

Touchstone Strategic Trust

FURTHER RESOLVED, that pursuant to Sections 4.1 and 7.3 of the Agreement, the Agreement be and it hereby is amended to incorporate such additional Series and Classes, and following execution of such amendment to the Agreement (the “Amendment”), the proper officers of TST be and they hereby are authorized to file or cause to be filed such Amendment with the Office of the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston;

Authorization of Issuance of Initial Shares

RESOLVED, that upon receipt of payment from the Advisor, the Trust shall issue to the Advisor at least one share of each Class for each New TST Fund, at a purchase price to be determined; and

FURTHER RESOLVED, that upon receipt of such payment, the officers of the Trust shall execute and deliver such documents as they may deem necessary, desirable or appropriate to carry out the intent and purpose of the foregoing, such determination to be conclusively evidenced by the execution and delivery of such documents; and

FURTHER RESOLVED, that, with respect to each New TST Fund, when issued and paid for as aforesaid, such shares shall be validly issued, fully paid and non-assessable shares of such New TST Fund.

Resolutions Regarding Issuance of Shares

RESOLVED, that upon the effectiveness of the Post-Effective Amendment(s) to the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the 1940 Act, containing a Prospectus and Statement of Additional Information for the New TST Funds and during such periods as the Trust’s Registration Statement with respect to the New TST Funds is effective, the appropriate officers of the Trust are authorized to issue an unlimited number of Shares of each Class of each New TST Fund to the public subject to the terms and conditions as set forth in the Trust’s then effective Registration Statement; and

FURTHER RESOLVED, that when such shares are issued in accordance with the foregoing, they shall be fully paid and non-assessable; and

FURTHER RESOLVED, that such shares shall be sold only in such states and other jurisdictions where qualified for sale, including by exemption from filing requirements, under the applicable laws of such states and jurisdictions.

Touchstone Strategic Trust

IN WITNESS WEREOF, the undersigned, being a majority of the Trustees hereunto set their hand as of the 18th day of April, 2017.

/s/ Phillip R. Cox	/s/ Jill T. McGruder
Phillip R. Cox	Jill T. McGruder

/s/ William C. Gale	/s/ Kevin A. Robie
William C. Gale	Kevin A. Robie

/s/ Susan J. Hickenlooper	/s/ Edward J. VonderBrink
Susan J. Hickenlooper	Edward J. VonderBrink

Touchstone Strategic Trust